Exhibit 99.1

Crystal River Announces Formation of Special Committee to Review Strategic Alternatives, Resignation of Chief Executive Officer and Commencement of Negotiations to Restructure Indebtedness

NEW YORK, August 28, 2009 — Crystal River Capital, Inc. (OTCBB: CYRV), a specialty finance REIT, today announced that its Board of Directors has formed a Special Committee comprised of its independent directors and that the Special Committee has retained a financial advisor and legal counsel to assist in a review of the company’s strategic alternatives.  The company also announced the resignation of William M. Powell as the chief executive officer and as a director of the company in order to pursue other Brookfield Asset Management initiatives, and the appointment of Rodman L. Drake as the chairman of the Board of Directors and as the interim Chief Executive Officer of the company.  Finally, the company also announced that the Special Committee and Brookfield Asset Management (Brookfield) are in negotiations concerning the extension and restructuring of the company’s existing secured revolving credit facility from a subsidiary of Brookfield.  The Special Committee and Brookfield expect these negotiations to be concluded prior to the end of the quarter.

The independent advice being rendered to the Special Committee of the Board of Directors is intended to allow the company to explore all of its options to enhance shareholder value.  The company expects to consider and evaluate several alternatives during the months ahead, including, but not limited to, the potential sale of the company or all or some of its assets, a joint venture involving certain assets and its options to access equity capital.  Depending on the outcome of the Special Committee’s review of strategic alternatives, the company may appoint a permanent Chief Executive Officer at a later date.

Chairman and Chief Executive Officer Rodman L. Drake said, “the Board is encouraged that the ongoing negotiations with Brookfield will result in the restructuring of Crystal River’s existing credit facility on terms that will provide the company with the flexibility it will need as it explores its strategic alternatives.”

Brookfield has indicated its willingness to work with the Company on restructuring the existing credit facility and will support and work cooperatively with the Company in its efforts to create value for all shareholders.

The company does not intend to disclose further developments until it has either completed its negotiations with Brookfield or approved a course of action in connection with the exploration of its strategic alternatives.  Crystal River can provide no assurance that the processes will culminate with a specific transaction or other decision.

Broadpoint.Gleacher will serve as financial advisor to the company, and Goodwin Procter  LLP will serve as legal counsel to the Special Committee.

About Crystal River

Crystal River Capital, Inc. (OTCBB: CYRV) is a specialty finance REIT.  The Company invests in commercial real estate, real estate loans, and real estate-related securities, such as commercial and residential mortgage-backed securities.  For more information, visit www.crystalriverreit.com.

COMPANY CONTACT

Jody Sheu

Crystal River Capital, Inc.

(212) 549-8346

jsheu@crystalriverreit.com

Forward-Looking Information

This news release, and our public documents to which we refer, contain or incorporate by reference certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements relating to our future financial results and future dividend payments. Forward-looking statements that are based on various assumptions (some of which are beyond our control) may be identified by reference to a future period or periods or by the use of forward-looking terminology, such as “may,” “will,” “believe,” “expect,” “anticipate,” “continue,” “should,” “intend,” or similar terms or variations on those terms or the negative of those terms. Although we believe that the expectations contained in any forward-looking statement are based on reasonable assumptions, we can give no assurance that our expectations will be attained. Factors that could cause actual results to differ materially from those set forth in the forward-looking statements include, but are not limited to, changes in interest rates, changes in the yield curve, changes in prepayment rates, the effectiveness of our hedging strategies, the availability of mortgage-backed securities and other targeted investments for purchase and origination, the availability and cost of capital for financing future investments and, if available, the terms of any such financing, changes in the market value of our assets, future margin reductions and the availability of liquid assets to post additional collateral, changes in business conditions and the general economy, competition within the specialty finance sector, changes in government regulations affecting our business, our ability to maintain our qualification as a real estate investment trust for federal income tax purposes, our ability to restructure our outstanding indebtedness, our ability to identify and pursue feasible strategic alternatives and other risks disclosed from time to time in our filings with the Securities and Exchange Commission. For more information on the risks facing the Company, see the risk factors in Exhibit 99.1 to our Form 10-Q for the period ended June 30, 2009, which we filed with the SEC on August 10, 2009. We do not undertake, and specifically disclaim any obligation, to publicly release any update or supplement to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.